Exhibit 99.1

News Release

AstroNova Appoints Thomas DeByle as Chief Financial Officer

Seasoned financial executive with experience in financial strategy,

international expansion and M&A

Former CFO David Smith has retired

West Warwick, R.I. – June 19, 2024 — AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced the appointment of Thomas DeByle as the Company’s new chief financial officer, replacing David S. Smith, who has retired. Mr. DeByle is an experienced public company chief financial officer with deep financial acumen, as well as significant experience in financial strategy, international expansion and M&A.

“We are thrilled to welcome Tom to AstroNova as we focus on profitably growing our company for the long term,” said Greg Woods, President and Chief Executive Officer of AstroNova. “With our recent acquisition of MTEX that broadened our international footprint, we expect to leverage Tom’s experience in global transformation in financial strategy, operations and governance to drive increased growth and shareholder value. We look forward to his contributions.

“We would like to thank David for his service on behalf of AstroNova,” added Woods. “Over the course of more than six years as CFO, David contributed greatly to the significant operational changes that have positioned us well for the future. David plans to pursue part-time corporate advisory and consulting opportunities. We wish him well in his future endeavors.”

Mr. DeByle has more than 25 years of experience in senior financial leadership roles both in the United States as well as in Europe. He has been chief financial officer for publicly held companies NN, Inc. and Standex International Corporation, as well as privately held Plastic Industries, Inc. He also has had senior finance roles at Doosan Infracore, Ingersoll Rand, Thermo King International, Enerpac and Johnson Controls. He currently serves on the board of directors of privately held Good Foods Group, LLC and was previously on the board of publicly held Chase Corporation until its acquisition last year. Mr. DeByle obtained his MBA from Marquette University and his Bachelor of Business Administration in Accounting from St. Norbert College.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, the risk that we may not be able to realize the expected synergies from our acquisition of MTEX NS and those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

ALOT@investorrelations.com

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